SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 1, 2002

                          Commission File No.: 0-24723
                                     -------

                             PITTS AND SPITTS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                                 88-0393257
--------------------------------                --------------------------------
 (State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                              14221 Eastex Freeway
                              Houston, Texas 77032
                             ----------------------
                    (Address of principal executive offices)

                                 (281) 442-5013
                          -----------------------------
                            (Issuer telephone number)



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Item 5.    Other Events

     On October 7, 2002, Pitts and Spitts, Inc., a Nevada corporation, (the "Company") executed an Exchange Agreement with Oxford Knight International, Inc.

     Pursuant to the Exchange Agreement, the Company will issue 1,970,000 shares of common stock to Oxford Knight in consideration for 100% of the issued and outstanding shares of common stock of Fabricating Solutions, Inc., a Texas corporation, and Pitt's and Spitt's, Inc., a Texas corporation (the "Exchange").

     Fabricating Solutions is a sheet metal fabricating company and Pitt's and Spitt's is a prestigious manufacturer of barbeque pits.

     Paul Syracuse, the Company's chief executive officer, also serves as the chief executive officer of Oxford Knight International.

     On October 1, 2002, the Company entered into a settlement agreement and mutual release ("Mutual Release") with Oxford Knight International, Inc., Pitts & Spitts, Inc., a Texas corporation ("Pitts Texas"), Fabricating Solutions, Inc., Har-Whit, Inc., Har-Whit/Pitts & Spitts, Inc., American International Industries, Inc., ("American") Paul Syracuse, Kimberly Syracuse, Daniel Dror ("Dror"), and Charles R. Zeller ("Zeller"). Pursuant to the Mutual Release, the various parties released one another from any and all causes of action from past dealings. In consideration for the release by American, Dror and Zeller, the Company agreed to issue American 10,700,000 shares of Company common stock and issue Zeller 300,000 shares of Company common stock. 10,500,000 of the shares issued to American have anti-dilutive rights and American shall be issued additional shares when the Company's outstanding shares exceed 33,900,000 shares of common stock. As additional consideration, the Company and/or Oxford agreed to pay American $200,000 to pay off the 2nd lien held by American on the property located at 14221 Eastex Freeway upon refinancing the mortgage on such property.

     In consideration for the release by the Company, Oxford, Pitts Texas, and various other parties to the Mutual Release, American, Dror and Zeller agreed to cancel any and all agreements with the Company, Oxford, Pitts Texas and other parties to the Mutual Release which included two promissory notes for an aggregate of $2,000,000, security agreements, a lease agreement, a deed of trust, as well as various other agreements. In addition, American returned for cancellation, shares of preferred stock of Oxford.

     In the event the Company does not acquire the stock of Pitts Texas and Fabricating Solutions within twenty days, the two notes aggregating $2,000,000 with American shall remain in effect.

                  In connection with the Mutual Release, Oxford entered into an agreement with Paul Syracuse, whereby Oxford agreed to transfer the Company's Series A preferred stock to Paul Syracuse in consideration for the release of all payments owed to Paul Syracuse by Oxford which amounted to approximately $420,000. The Series A preferred stock are convertible into 51% of the Company's outstanding common stock following conversion. Paul Syracuse agreed to place his Series A preferred stock and/or common stock from the conversion of the Series A preferred stock into an escrow account until such time as the earlier of (1) American receiving $2,000,000 through the sale of its shares of Company common stock issued pursuant to the Mutual Release, or (2) October 1, 2005. In the event American has not received $2,000,000 through the sale of its shares of Company common stock by October 1, 2005, the shares of Company common stock and/or Series A preferred stock owned by Paul Syracuse shall be turned over to American.

     The Exchange and the  agreement  between  Paul  Syracuse and Oxford  Knight
International is subject to the approval of shareholders of Oxford Knight International, which approval is expected.

Item 7.     Financial Statements and Exhibits.

      (c)   Exhibits:
            Exhibits    Description


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     2.1  Exchange  Agreement  between Pitts and Spitts,  Inc. and Oxford Knight
          International, Inc.

     10.1 Settlement Agreement and Mutual Release between Pitts and Spitts, Inc., a Nevada corporation, Oxford Knight International, Inc., Pitts & Spitts, Inc., a Texas corporation, Fabricating Solutions, Inc., Daniel Dror, Paul Syracuse, Kimberly Syracuse, Charles R. Zeller, and American International Industries, Inc.

     10.2 Agreement between Paul Syracuse and Oxford Knight International, Inc.


                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                              PITTS AND SPITTS, INC.

     October 7, 2002
                                               /s/ Paul Syracuse
                                               ---------------------------------
                                               Paul Syracuse
                                               Chief Executive Officer